EXHIBIT 99.1

Thermon Reports First Quarter Fiscal 2012 Results

Record Growth and Adjusted Earnings

SAN MARCOS, Texas, Aug. 4, 2011 (GLOBE NEWSWIRE) -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company") today announced financial results for the first quarter ended June 30, 2011. The Company posted record first quarter revenue of $64.6 million, record orders of $70.3 million, GAAP EPS loss of $0.18 and Adjusted EPS of $0.20 after adjustment for transaction expenses.

Highlights for the quarter include:

  Revenue growth of $14.0 million or 28% year over year
  GAAP EPS loss of $0.18 and record fully diluted non-GAAP Adjusted EPS of $0.20 after transaction adjustments
  Record orders driving backlog growth of 5% from $78.3 million to $82.0 million, year over year
  Gross profit growth of $8.2 million or 34% versus the 2011 first quarter, excluding transaction adjustments
  Growth of 255% in cash and cash equivalents year over year ending the period at $31.6 million
  Long-term debt reduced by $42.0 million to $168.0 million during the first quarter

"We are successfully executing our strategy and are performing at record levels. Our backlog is growing and we remain optimistic about our future," said Rodney Bingham, President and Chief Executive Officer.

"Our business model continues to generate solid financial results. We are managing our expenses and continue to de-lever our business. Our balance sheet continues to strengthen and our debt leverage continues to decrease," said Jay Peterson, Chief Financial Officer.

Revenue of $64.6 million in Q1 2012 reflects growth of 28% compared to revenue of $50.6 million in Q1 2011. This record growth was fueled by both hemispheres with western growth of 32% and eastern growth providing 21%.

Gross margin grew to 50% of revenue, an increase of 3%, due primarily to a higher mix of MRO/UE revenue. Conversely, operating expense as a percentage of revenue, excluding transaction charges in both periods, declined by 7% to 28% versus the 35% reported in Q1 2011. Driven by this strong operating leverage, Adjusted EBITDA excluding management fees reached a record of $17.9 million, an increase of $5.2 million or 41% from Q1 2011.

GAAP net loss of $5.0 million in Q1 2012 represented an improvement of $7.4 million from Q1 2011. Excluding transaction expenses, the Company generated net income of $5.9 million and $0.20 per fully diluted common share in the quarter, an improvement of $5.0 million from the $0.9 million net income in Q1 2011.

As the capital structure of the Company was substantially different prior to the April 2011 acquisition of the Company sponsored by CHS Capital LLC (together with related transactions, the "CHS Transactions"), per share earnings of the first quarter periods of 2011 and 2012 are not comparable under GAAP. By applying the 2012 first quarter 29.3 million fully diluted weighted average shares outstanding to the 2011 first quarter adjusted net income, which the Company believes provides the most comparable presentation, fully diluted adjusted earnings per common share in Q1 2011 was $0.03.

Adjustments to GAAP net loss in both first quarter 2011 and 2012 are due to acquisition activities and separate capital market transactions, specifically the CHS Transactions in Q1 2011, the successful completion of our initial public offering and two redemptions of $21 million, each, of our long-term debt in Q1 2012.

Subsequent to the end of the quarter, Thermon announced its intent to redeem an additional $24.6 million of long term debt on August 8, 2011. Following this redemption our outstanding long term debt will decrease to $143.4 million from the $210.0 million outstanding at March 31, 2011. The $66.6 million reduction in debt will reduce our annual debt service costs significantly.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q1 2012 results during a conference call today at 10:00 a.m. (Central Daylight Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call and ending at 5:00 p.m. on August 25, 2011.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

The Thermon logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7808

Non-GAAP Financial Measures

Disclosure in this release to "adjusted EPS" or "Adjusted EBITDA excluding management fees," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted earnings per share (or EPS)" represents net income before certain non-recurring transaction expenses per fully-diluted common share. "Adjusted EBITDA excluding management fees" represents net income (loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, transaction expenses incurred in connection with the CHS Transactions and our initial public offering, and other unusual non-recurring transactions not associated with our ongoing operations, such as the loss on retirement of debt, as adjusted to further exclude management and termination fees paid to our private equity sponsors.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report adjusted EPS or Adjusted EBITDA. Adjusted EPS and Adjusted EBITDA excluding management fees should be considered in addition to, not as substitutes for, income from operations, net income (loss), net income (loss) per share and other measures of financial performance reported in accordance with GAAP. Our calculation of adjusted EPS and Adjusted EBITDA excluding management fees may not be comparable to similarly titled measures reported by other companies. For a description of how adjusted EPS and Adjusted EBITDA excluding management fees are calculated from our net income (loss) and a reconciliation of our adjusted EPS and Adjusted EBITDA excluding management fees to net income (loss) per share and net income, respectively, see the section of this release titled "Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Adjusted EPS (Unaudited)."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) changes in relevant currency exchange rates; (iv) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (v) a material disruption at any of our manufacturing facilities; (vi) our dependence on subcontractors and suppliers; (vii) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (viii) competition from various other sources providing similar heat tracing products and services, or other alternative technologies, to customers; (ix) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (x) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 20, 2011.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in Thousands)

	June 30, 2011 (Unaudited)	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$ 31,604	$ 51,266
Accounts receivable, net of allowance for doubtful accounts of $1,473 and $1,487 as of June 30, 2011 and March 31, 2011, respectively	45,893	40,013
Inventories, net	34,317	31,118
Costs and estimated earnings in excess of billings on uncompleted contracts	1,816	2,063
Income taxes receivable	7,824	2,462
Prepaid expenses and other current assets	6,882	7,633
Deferred income taxes	1,342	2,779
Total current assets	129,678	137,334
Property, plant and equipment, net	23,098	21,686
Goodwill	121,522	120,750
Intangible assets, net	157,013	159,056
Debt issuance costs, net	9,258	11,573
Other noncurrent assets	?	633
	$ 440,569	$ 451,032
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$ 20,548	$ 18,573
Accrued liabilities	18,319	28,972
Obligations due to settle the CHS Transactions	3,841	4,213
Revolving lines of credit	?	2,063
Current portion of long term debt	?	21,000
Billings in excess of costs and estimated earnings on uncompleted contracts	431	1,110
Income taxes payable	?	7,934
Total current liabilities	43,139	83,865

Long-term debt, net of current maturities	168,000	189,000
Deferred income taxes	49,592	49,809
Other noncurrent liabilities	1,865	1,826
Common Stock	30	25
Additional paid in capital	186,422	131,416
Foreign currency translation adjustment	11,426	10,031
Retained earnings accumulated deficit	(19,905)	(14,940)
Shareholders' equity	177,973	126,532
	$ 440,569	$ 451,032

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited, Dollars in Thousands)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
	(Successor)	(Predecessor/ Successor Combined Non-GAAP)

Sales	$ 64,618	$ 50,576
Cost of sales	32,629	26,749
Fair value Adjustment	–	5,041
Gross profit	31,989	18,786
Operating expenses:
Marketing, general and administrative and engineering	15,170	12,401
Stock compensation expense	6,341	–
Management fees (a)	8,105	412
Amortization of other intangible assets	2,885	5,341
Income (loss) from operations	(512)	632

Interest income	91	8
Interest expense	(4,476)	(7,142)
Acceleration of debt on redemption	(1,871)	(4,932)
Debt cost amortization	(443)	–
Loss on retirement of debt	(630)	–
Interest expense, net	(7,329)	(12,066)

CHS transaction expense	–	(20,016)
Miscellaneous income (expense)	(14)	677
Gain (loss) on disposition of property, plant and equipment	–	–
Other income and (expense)	(14)	(19,339)

Income (loss) before provision for taxes	(7,855)	(30,773)
Income tax ( benefit)	(2,889)	(18,333)
Net loss	$ (4,966)	$ (12,440)

Net loss per common share

Basic and diluted loss per share	$ (0.18)	(b)
Weighted –average shares used in computing net loss per common share:
Basic and diluted	27,738,534	(b)

(a)  Included in Management fees is $7.8 million in termination fees paid to our private equity sponsors at the completion of the IPO, in Q1 2012. The fees were paid in settlement of the remaining term of the management services agreement that were in place prior to the IPO.
(b)  Net loss per share for Q1 2011 is not presented as the capital structure of the Company was substantially different prior to the CHS Transactions. Therefore, the Q1 2011 net loss per share is not comparable under GAAP with the current period. By applying the 2012 first quarter 27.7 million basic and diluted weighted average shares outstanding to the 2011 first quarter net loss, which we believe provides the most comparable presentation, Q1
2011 resulted in a basic and diluted net loss per common share of $(0.45).

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding management fees and Adjusted EPS
(Unaudited, Dollars in Thousands except per share amounts)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
Adjusted EBITDA excluding management fees	(Successor)	(Predecessor / Successor Combined ? Non GAAP)
Net income (loss)	$ (4,966)	$ (12,440)
Interest expense, net	7,329	12,066
Income tax expense (benefit)	(2,889)	(18,333)
Depreciation and amortization expense	3,946	10,909
EBITDA—non-GAAP basis	$ 3,420	$ (7,798)
Stock compensation expense	6,341	–
Fees and expenses related to the CHS Transaction	–	20,016
Adjusted EBITDA—non-GAAP basis	$ 9,761	$ 12,218
Termination of management fee agreement with private equity sponsor	8,105	412
Adjusted EBITDA excluding management fees – non-GAAP basis	$ 17,866	$ 12,630

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010
Adjusted EPS	(Successor)	(Predecessor / Successor Combined– Non GAAP)	Adjustment to:

GAAP net loss	$ (4,966)	$ (12,440)

Fair value adjustment to gross profit	–	5,041	Cost of Sales
Acceleration of stock compensation in connection with the IPO	6,341	–	Operating expenses
Management fees which terminated at the IPO	8,105	412	Operating expenses
Transaction expenses related to the CHS Transactions	–	20,016	Miscellaneous expense
Premium paid on redemption of long term debt	630	?	Loss on retirement of debt
Acceleration of unamortized debt costs	1,871	4,932	Loss on retirement of debt
Discrete tax items related to the CHS Transactions	–	(6,339)	Income tax benefit
Tax effect of financial adjustments	$ (5,982)	$ (10,701)	Income tax benefit
	$ 5,999	$ 921

Non-GAAP adjusted fully-diluted earnings per common share	$ 0.20	$ 0.03
CONTACT: Sarah Alexander
         Investor.Relations@thermon.com
         512 396 5801